SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	November 29, 2004

INTERPOOL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On November 29, 2004, Interpool, Inc. (the "Company") entered into Note Purchase Agreements under which it sold an additional $80 million total principal amount of its 6% Notes due 2014 (the "Notes") in a private transaction with eight institutional investors (the "Investors").  The Notes are identical to the $150 million of 6% Notes which the Company sold in a private transaction on September 14, 2004.  The Company did not issue any common stock purchase warrants in connection with the November 29 transaction. The Company also entered into an agreement with the Investors to file a registration statement with the Securities and Exchange Commission, for the benefit of the Investors, with respect to the Notes. The sale of the Notes pursuant to the Note Purchase Agreements was made in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the "Act"), pursuant to Section 4(2) of the Act.

          The net proceeds from the sale of the Notes, including accrued interest, totaling $68.1 million will be used for general corporate purposes, including, but not limited to, the purchase of equipment, retirement of debt, acquisitions and/or working capital.

          The Notes mature on September 1, 2014, and accrue interest at a rate of 6% per annum, payable semi-annually. The maturity of the Notes can be accelerated upon the occurrence of an "Event of Default" as such term is defined in the indenture governing the Notes (the "Indenture") dated as of September 14, 2004. Events of Default include the following:

•	the failure of the Company to pay interest when due on the Notes;

•	the failure of the Company to comply with its covenants or agreements in the Indenture;

•	the failure of the Company to pay when due any other debt or obligation exceeding $10 million; and

•	other customary Events of Default, including provisions relating to the Company's involvement in certain bankruptcy proceedings.

          The Indenture also contains various restrictive covenants, including limitations on the payment of dividends and other restricted payments, limitations on incurrence of indebtedness, and limitations on asset sales, the violation of which by the Company would result in an Event of Default.

          A copy of the form of Note Purchase Agreement, the form of Notes Registration Rights Agreement and a Press Release announcing this transaction are being filed as exhibits to this report.

Item 2.03 Creation of a Direct Financial Obligation

           See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

           (a) Financial statements of business acquired: Not applicable

           (b) Pro forma financial statements: Not applicable

           (c) Exhibits:

10.59	Form of Note Purchase Agreement dated as of November 29, 2004 among the Company and the Investors.

10.60	Form of Notes Registration Rights Agreement dated as of November 29, 2004 between the Company and the Investors.

99.7	Press Release dated December 1, 2004

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ James F. Walsh Name: James F. Walsh Title: Executive Vice President and Chief Financial Officer

Dated: December 2, 2004

Exhibit Index

10.59	Form of Note Purchase Agreement dated as of November 29, 2004 among the Company and the Investors.

10.60	Form of Notes Registration Rights Agreement dated as of November 29, 2004 between the Company and the Investors.

99.7	Press Release dated December 1, 2004